                                                                  Exhibit 3.1(a)

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           RJR NABISCO HOLDINGS CORP.

       (Originally incorporated as RJR Holdings Corp. on October 25, 1988)

                                  ARTICLE FIRST

         The name of the Corporation is RJR Nabisco Holdings Corp.

                                 ARTICLE SECOND

         The registered office and registered agent of the Corporation is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, City of Wilmington, County of New Castle, Delaware, 19805.

                                  ARTICLE THIRD

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE FOURTH

         The total number of shares of capital stock that the Corporation is authorized to issue is 590,000,000 shares of which 440,000,000 shares are Common Stock, par value $.01 each, and 150,000,000 shares of which are shares of preferred stock, par value $.01 each (hereinafter referred to as "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors or a duly authorized committee thereof. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions of this ARTICLE FOURTH, for each such series the number of shares constituting such series and the designations and powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors or a duly authorized committee thereof under the General Corporation Law of the State of Delaware. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware or any corresponding provision hereafter enacted.

         The following is a statement of the number, designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the ESOP Convertible Preferred Stock of the Corporation:

         (1) Designation; Issuance. (i) The designation of the series of Preferred Stock authorized by this resolution shall be "ESOP Convertible Preferred Stock" (the "ESOP Convertible Preferred Stock") consisting of 15,625,000 shares. The stated value of the ESOP Convertible Preferred Stock shall be $16.00 per share, which value does not represent a determination by the Board of Directors for the purposes of the capital accounts.

         (ii) Shares of ESOP Convertible Preferred Stock shall be issued only to a trustee acting on behalf of an employee stock ownership plan or other employee benefit plan of the Corporation. In the event of any transfer of shares of ESOP Convertible Preferred Stock except for (a) any transfer to any such plan trustee or (b) any transfer to, or with respect to, a participant in any such plan to, or with respect to, whom ESOP Convertible Preferred Stock is distributed by any such plan trustee in satisfaction of the distribution requirements of any such plan or any investment elections provided to participants pursuant to any such plan, unless the Corporation shall have otherwise previously consented to such transfer, the shares of ESOP Convertible Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock (as defined in paragraph (2) hereof) on the terms otherwise provided for the conversion of shares of ESOP Convertible Preferred Stock into shares of Common Stock pursuant to paragraph (7) hereof and no such transferee shall have any of the powers (including voting powers), preferences and relative, participating, optional or special rights ascribed to shares of ESOP Convertible Preferred Stock hereunder but, rather, only the powers (including voting powers) and rights pertaining to the Common Stock into which such shares of ESOP Convertible Preferred Stock shall be so converted. Certificates representing shares of ESOP Convertible Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this paragraph (1)(ii), shares of ESOP Convertible Preferred Stock (a) shall be redeemable by the Corporation upon the terms and conditions provided by paragraphs (5), (6) and (9) hereof and (b) may be converted into shares of Common Stock as provided by paragraph (7) hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law.

         (2) Rank. The ESOP Convertible Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to the Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation. All equity securities of the Corporation to which the ESOP Convertible Preferred Stock ranks prior, including the Common Stock, are collectively referred to herein as the "Junior Securities," all equity securities of the Corporation with which the ESOP Convertible Preferred Stock ranks on a parity are collectively referred to herein as the "Parity Securities" and all equity securities of the Corporation (other than convertible debt securities) to which the ESOP Convertible Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise, are collectively referred to herein as the "Senior Securities." The ESOP Convertible Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

         (3) Dividends. (i) (a) Subject to paragraph (3)(i)(b), the holders of the shares of ESOP Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends initially at the rate of 7.8125% of the stated value ($1.25) per share per annum (the "Dividend Rate"), and no more. Subject to paragraph (3)(i)(b), such dividends shall be payable in semi-annual payments, one half on January 2, (or, at the option of the


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Corporation, the preceding December 27) and one half on July 2 of each year commencing with January 2, 1992 (or, at the option of the Corporation, December 27, 1991) (each of such dates being a "Dividend Payment Date"), in preference to dividends on the Junior Securities. Subject to paragraph (3)(i)(b), such dividends shall be paid to the holders of record at the close of business on the tenth business day immediately preceding each Dividend Payment Date (each of such dates being a "Dividend Payment Record Date"). Subject to paragraph
(3)(i)(b), each of such semi-annual dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the previous Dividend Payment Date, except that with respect to the first dividend, such dividend shall accrue from the date of initial issuance. Dividends payable for the first dividend period and any partial dividend period (excluding for this purpose dividends paid on December 27 in lieu of January 2) shall be calculated on the basis of a 360-day year of twelve 30-day months.

         (b) Notwithstanding anything to the contrary in paragraph (3)(i)(a), in the event that after the eighth (8th) anniversary of the initial date of issuance, for at least twenty (20) trading days within any period of thirty (30) consecutive trading days (such thirty (30) day period being hereinafter referred to as the "Adjustment Period"), the closing price on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, the last reported sales price regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during such Adjustment Period) or, if there is no transaction on any such day in any such situation, the mean of the bid and asked prices on such day or, if the Common Stock is not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or a similar source selected from time to time by the Corporation for the purpose, of the Common Stock equals or exceeds one hundred percent (100%) of the Conversion Price (as defined in paragraph (7) hereof) (giving effect to any adjustments required by paragraph (7) hereof), the Corporation may elect, in its sole discretion, to cease to pay dividends on the ESOP Convertible Preferred Stock on the Dividend Payment Dates at the Dividend Rate. Notice of the Corporation's election to discontinue paying dividends on the ESOP Convertible Preferred Stock at the Dividend Rate shall be given within ten (10) trading days of the conclusion of the Adjustment Period. Upon the Corporation giving notice of its election as set forth above, the Dividend Rate shall cease to be effective as the applicable rate for subsequent ESOP Convertible Preferred Stock dividend periods commencing the next succeeding regular Dividend Payment Date (the "Adjustment Date") provided that following the payment of the dividend due pursuant to paragraph (3)(i)(a) on such date there shall be no cumulative dividends on the ESOP Convertible Preferred Stock remaining accrued and unpaid. Notice shall be given by first class mail, postage prepaid, to each holder of record as of the conclusion of the Adjustment Period of the shares at such holder's address as the same appears on the stock register of the Corporation.

         Commencing on the Adjustment Date, dividends, if any, on the ESOP Convertible Preferred Stock will be payable, when, as and if declared, in amounts equal to such dividends as may be declared and paid on the Common Stock, if any, multiplied by the number of shares of Common Stock issuable upon the conversion of the ESOP Convertible Preferred Stock on the record date or record dates for such Common Stock dividends (calculated quarterly if dividends are then paid quarterly on the Common Stock, without interest), and no more. After the Adjustment Date, dividends, if any, on the ESOP Convertible Preferred Stock will be paid on the next succeeding Common Stock dividend payment date and thereafter semi-annually on the same date as Common Stock dividends are paid; provided, however, that the dividends payable in respect of the first ESOP Convertible Preferred Stock dividend payment period following the Adjustment Date shall be adjusted as set forth in paragraph (3)(a) to the extent that the number of


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days in such dividend payment period is less than the number of days in the corresponding Common Stock quarterly dividend payment period. The record dates for such ESOP Convertible Preferred Stock dividends shall be the same date as may be established as the record date for the corresponding Common Stock dividend. Notwithstanding the foregoing, in the event that a Common Stock dividend is paid in respect of the initial quarterly period comprising any semi-annual dividend payment period for the ESOP Convertible Preferred Stock but no dividend is declared and paid in respect of the Common Stock for the second quarterly period comprising any such semi-annual dividend payment period for the ESOP Convertible Preferred Stock, a dividend equal to the dividend paid on the Common Stock for the initial quarterly period and no more shall be paid on the ESOP Convertible Preferred Stock on the date 90 days from the date that the last dividend was paid on the Common Stock (or, if such date is not a business day, on the next succeeding business day) and the record date for such dividend on the ESOP Convertible Preferred Stock shall be the date 90 days from the record date in respect of such last dividend paid on the Common Stock (or, if such date is not a business day, on the next succeeding business day). In the event that no dividends are paid on the Common Stock in respect of the two calendar quarters comprising an ESOP Convertible Preferred Stock dividend payment period, no dividends will be payable or paid on the ESOP Convertible Preferred Stock in respect of such period. Notwithstanding anything to the contrary contained herein, no dividends shall be payable pursuant to this paragraph (3)(i)(b) to the extent that the corresponding Common Stock dividend is paid other than in cash.

         (ii) All dividends paid with respect to shares of the ESOP Convertible Preferred Stock pursuant to paragraph (3)(i) hereof shall be paid pro rata to the holders entitled thereto.

         (iii) Prior to the Adjustment Date, no full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities for any period unless full dividends calculated in accordance with paragraph (3)(i) have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the ESOP Convertible Preferred Stock for all dividend periods terminating on or prior to the date of payment, or setting apart for payment, of such full dividends on such Parity Securities. Prior to the Adjustment Date, if any dividends are not paid in full as aforesaid upon the shares of the ESOP Convertible Preferred Stock and any other Parity Securities, all dividends declared upon shares of the ESOP Convertible Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share of the ESOP Convertible Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the ESOP Convertible Preferred Stock and such Parity Securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the ESOP Convertible Preferred Stock or any other Parity Securities which may be in arrears. Any dividend not paid pursuant to paragraph (3)(i)(a) hereof or this paragraph (3)(iii) shall be fully cumulative and shall accrue (whether or not declared), without interest, as set forth in paragraph (3)(i)(a) hereof. On and after the Adjustment Date, dividends on the ESOP Convertible Preferred Stock shall cease to be cumulative.

         (iv) (a) Holders of shares of the ESOP Convertible Preferred Stock shall be entitled to receive the dividends provided for in paragraph (3)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

         (b) So long as any shares of the ESOP Convertible Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities (other than purchases or redemptions pursuant to or in accordance with employee stock subscription agreements entered into between the Corporation and certain of its or its subsidiaries' directors, officers and key employees and purchases and redemptions pursuant to employee benefit plans and other than the repurchase, redemption or other retirement of any Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Parity Securities made pursuant to the requirements of paragraph (5)(ii) hereof and other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any of the Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities (other than purchases or redemptions pursuant to or in accordance with employee stock subscription agreements entered into between the Corporation and certain of its or its subsidiaries' directors, officers and key employees and purchases and redemptions pursuant to employee benefit plans and other than the repurchase, redemption or other retirement of any Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Parity Securities made pursuant to the requirements of paragraph (5)(ii) hereof and other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any of the Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, any and all accrued and unpaid dividends on shares of the ESOP Convertible Preferred Stock not paid on the dates provided for in paragraph (3)(i) hereof (including any and all accrued dividends not paid by reason of the terms and conditions of paragraph (3)(i)(a) or paragraph (3)(iii) hereof but excluding any and all accrued dividends not yet payable by reason of the terms and conditions of paragraph (3)(i)(b) hereof) shall have been or be paid.

         (v) Subject to the foregoing provisions of this paragraph (3) and paragraph (7)(vi)(c), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities or Parity Securities, and may repurchase, redeem or otherwise retire any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities, and the holders of the shares of the ESOP Convertible Preferred Stock shall not be entitled to share therein.

         (4) Liquidation Preference. (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of ESOP Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $16.00 for each share outstanding, plus an amount in cash equal to any and all accrued but unpaid dividends thereon to the date of liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; provided, however, that for the purposes of this paragraph (4)(i), to the extent that after the Adjustment Date dividends have been declared and paid on the Common Stock and the corresponding dividend has not yet been paid on the ESOP Convertible Preferred Stock, the amount to be paid in respect of the ESOP Convertible Preferred Stock in accordance with paragraph
(3)(i)(b) in light of the declaration and payment of such dividend on the Common Stock shall be deemed to be an accrued but unpaid dividend. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the ESOP Convertible Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of ESOP Convertible Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full. Except as provided in this paragraph (4)(i), holders of ESOP Convertible Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

         (ii) For the purposes of this paragraph (4), neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations nor the consolidation or merger of one or more corporations with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

         (5) Redemption. (i) The Corporation may redeem at its option the ESOP Convertible Preferred Stock, at any time in whole or from time to time in part after the eighth (8th) anniversary of the initial date of issuance or on or before said date if permitted by paragraphs (5)(iv) through (5)(viii) or paragraph (9) at the redemption price per share set forth below, together with accrued and unpaid dividends thereon to the date of redemption (or, if pursuant to paragraphs (5)(iv), (5)(v), (5)(vii) and (5)(viii), at the redemption price set forth therein), without interest, to the extent the Corporation shall have funds legally available for such payment. For the purposes of this paragraph
(5)(i), to the extent that after the Adjustment Date dividends have been declared and paid on the Common Stock and the corresponding dividend has not yet been paid on the ESOP Convertible Preferred Stock, the amount to be paid in respect of the ESOP Convertible Preferred Stock in accordance with paragraph
(3)(i)(b) in light of the declaration and payment of such dividend on the Common Stock shall be deemed to be an accrued but unpaid dividend.

         If redeemed during the 12 month period beginning on April 10 in each of the years set forth below, the redemption price per share shall be as follows:

                       YEAR                  REDEMPTION PRICE PER SHARE
                       ----                  --------------------------
                       1991                            $17.250
                       1992                             17.125
                       1993                             17.000
                       1994                             16.875
                       1995                             16.750
                       1996                             16.625
                       1997                             16.500
                       1998                             16.375
                       1999                             16.250
                       2000                             16.125
                2001 and thereafter                     16.000

         (ii) So long as any shares of the ESOP Convertible Preferred Stock are outstanding, any repurchase, redemption or other retirement of any Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Parity Securities) must be made on a pro rata basis with the ESOP Convertible Preferred Stock so that the total redemption prices of the shares redeemed of ESOP Convertible Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that the total redemption prices of all shares outstanding on the applicable date of ESOP Convertible Preferred Stock and such Parity Securities bear to each other, unless prior to or concurrently with such repurchase, redemption or other retirement, as the case may be, any and all accrued and unpaid dividends on shares of the ESOP Convertible Preferred Stock not paid on the dates provided for in paragraph
(3)(i) hereof (including any and all accrued dividends not paid by reason of the terms and conditions of paragraph (3)(i) or paragraph (3)(iii) hereof) shall have been or be paid.


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

         (iii) Shares of ESOP Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock.

         (iv) In the event of a change in the federal tax law or regulations of the United States of America or of an interpretation or application of such law or regulations or of a determination by a court of competent jurisdiction, which in any case has the effect of precluding the Corporation from claiming (other than for purposes of calculating any alternative minimum tax) any of the tax deductions for dividends paid on the ESOP Convertible Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), as in effect on the date shares of ESOP Convertible Preferred Stock are initially issued, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (5)(i) hereof, elect to redeem any or all of the ESOP Convertible Preferred Stock for
(a) the amount payable in respect of such shares upon liquidation of the Corporation pursuant to paragraph (4) hereof, if such election is made within one year of the occurrence of such event or (b) the amount payable in respect of such shares as set forth in paragraph (5)(i) hereof, if such election is made after one year from the occurrence of such event.

         (v) In the event that the Corporation certifies to the holders of the ESOP Convertible Preferred Stock that the Corporation has determined in good faith that either the RJR Nabisco Capital Accumulation Plan, as amended as of March 15, 1991, as the same may be further amended, or any successor plan (the "Plan") is not qualified within the meaning of Section 401(a) of the Code or the RJR Nabisco Employee Stock Ownership Program forming a part thereof, as the same may be amended, or any successor program (the "Program"), is not an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (5)(i) hereof, elect to redeem any or all of the ESOP Convertible Preferred Stock for (a) the amount payable in respect of such shares upon liquidation of the Corporation pursuant to paragraph (4) hereof, if such election is made within one year of the occurrence of such event or (b) the amount payable in respect of such shares as set forth in paragraph (5)(i) hereof, if such election is made after one year from the occurrence of such event.

         (vi) In the event that the Plan or the Program is, or contributions thereto are, expressly terminated by the Corporation, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph
(5)(i) hereof, elect to redeem any or all the ESOP Convertible Preferred Stock for the amount payable in respect of such shares as set forth in paragraph
(5)(i) hereof.

         (vii) In the event and to the extent that redemption of shares of ESOP Convertible Preferred Stock is necessary or appropriate to provide for the distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the Program, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph
(5)(i) hereof, elect to redeem any or all ESOP Convertible Preferred Stock for the amount payable in respect of such shares upon liquidation of the Corporation pursuant to paragraph (4) hereof.

         (viii) In the event and to the extent that shares of ESOP Convertible Preferred Stock are transferred to a participant in the Plan, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (5)(i) hereof, elect to redeem such shares of ESOP Convertible Preferred Stock for the amount payable in respect of such shares upon liquidation of the Corporation pursuant to paragraph (4) hereof.

         (ix) In the event and to the extent that the Corporation is required under Section 409(h)(1)(B) of the Code or any successor provision of law to redeem shares of ESOP Convertible Preferred Stock, the Corporation shall, notwithstanding anything to the contrary contained in paragraph (5)(i) hereof, redeem such shares of ESOP Convertible Preferred Stock for the amount equal to the greater of (i) the value as of the applicable valuation date (as determined under the Program) of the shares of Common Stock into which such shares of ESOP Convertible Preferred Stock are convertible as of such date or (ii) the amount payable in respect of such shares of upon liquidation of the Corporation pursuant to paragraph (4) hereof.

         (x) Notwithstanding anything to the contrary contained herein, subject to the final sentence of this paragraph (5)(x), if there is, or if as a result of any redemption pursuant to paragraph (5)(ix) hereof there would be, a default or event of default under any debt instrument or agreement of the Corporation or any of its subsidiaries or any other material obligation of the Company or any of its subsidiaries, or an impairment of capital or violation of the General Corporation Law of the State of Delaware (collectively, an "Event"), then any such redemption shall be deferred until the first business day that such redemption may occur without any such Event existing or resulting. If at any time consummation of any redemptions to be made by the Corporation pursuant to paragraph (5)(ix) would result in an Event, then the Corporation shall make redemptions of shares of ESOP Convertible Preferred Stock pro rata (on the basis of the proportion of the number of shares of ESOP Convertible Preferred Stock which each holder shall have specified to be redeemed for the maximum number of shares of ESOP Convertible Preferred Stock permitted without resulting in an Event; provided, however, that the provisions of the first sentence of this paragraph (5)(x) shall apply in respect of all shares of ESOP Convertible Preferred Stock not redeemed. Until all of such ESOP Convertible Preferred Stock is redeemed and paid for by the Corporation, the shares of ESOP Convertible Preferred Stock which are required to be redeemed under Section 409(h)(1)(B) of the Code or any successor provision of law which are not redeemed in accordance with this paragraph (5)(x) shall have priority, on a pro rata basis, over other redemptions by the Corporation pursuant to this paragraph (5). Notwithstanding the terms of this paragraph (5)(x) or paragraph (5)(ix), to the extent the deferral provided for by this paragraph (5)(x) would not be permitted by the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any successor provision of law, the provisions of paragraph
(5)(ix) shall, to the extent permitted by the Code and ERISA, be of no force or effect where an Event would occur without regard to such deferral.

         (xi) The Corporation, at its option, may make payment of the redemption price required to be paid upon redemption of shares of ESOP Convertible Preferred Stock (other than pursuant to paragraph (9)(iv)) in cash or in shares of Common Stock, or in securities of comparable value that constitute "qualifying employer securities" with respect to a holder of ESOP Convertible Preferred Stock within the meaning of Section 409(1) of the Code and Section 407(d)(5) of ERISA or any successor provisions of law ("Qualifying Employer Securities") or in any combination of such shares, Qualifying Employer Securities and cash, any such shares and Qualifying Employer Securities to be valued for such purpose at their Fair Market Value (as defined in paragraph
(7)(vi)(e) hereof) as of the date of redemption.

         (6) Procedure for Redemption. (i) In the event that fewer than all the outstanding shares of ESOP Convertible Preferred Stock are to be redeemed other than pursuant to paragraph (5)(vii), (5)(viii) or (5)(ix) or paragraph (9)(iv), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata, except that in any redemption of fewer than all the outstanding shares of ESOP Convertible Preferred Stock, the Corporation may redeem all shares held by any holders of a number of shares not to exceed 100, including all shares held by holders who, after giving effect to such redemption, would hold less than 100 shares, as may be specified by the Corporation.

         (ii) In the event the Corporation shall redeem shares of ESOP Convertible Preferred Stock other than pursuant to paragraph 5(vii), 5(viii) or
(5)(ix) or paragraph (9)(iv), subject to applicable law, written notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 20 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of ESOP Convertible Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (a) the redemption date; (b) the number of shares of ESOP Convertible Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price; (d) that shares of ESOP Convertible Preferred Stock called for redemption may be converted in accordance with, and subject to the terms of, paragraph (7) hereof at any time prior to the date fixed for redemption (unless the Corporation shall default in payment of the redemption price, in which case such right shall not terminate at such date); (e) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (f) the method and form of payment of the redemption price; and (g) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

         (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing cash, Qualifying Employer Securities or shares of Common Stock for the payment of the redemption price of the shares called for redemption) dividends on the shares of ESOP Convertible Preferred Stock so called for redemption, to the extent theretofore accruing, shall cease to accrue and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and all rights of the holders thereof as holders of the ESOP Convertible Preferred Stock (except the right to receive from the Corporation the redemption price and any and all accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid together with payment of any and all accrued and unpaid dividends, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         (7) Conversion. (i) Upon the terms and in the manner set forth in this paragraph (7) and subject to the provisions for adjustment contained in paragraph (7)(vi), each share of the ESOP Convertible Preferred Stock shall be convertible, at the option of the holder thereof at any time, upon surrender to the Corporation of the certificates for the shares to be converted, into a number of fully paid and nonassessable shares of Common Stock equal to the aggregate stated value of the ESOP Convertible Preferred Stock to be converted divided by a conversion price (the "Conversion Price") of $80.00; provided, however, that the right to convert shares of ESOP Convertible Preferred Stock that have been called for redemption pursuant to paragraphs (5), (6) and
(9)(iii) shall terminate at the close of business on the date fixed for redemption, unless the Corporation shall default in making payment of the amount payable upon such redemption and provided, further, that the right to convert shares of ESOP Convertible Preferred Stock as to which a notice of redemption has been delivered pursuant to paragraph (9)(iv) shall terminate at the close of business on the fifth (5th) business day prior to the consummation of the transaction described in paragraph (9)(ii), unless the Corporation or the successor of the Corporation shall default in making payment of the amount payable upon such redemption.

          (ii) In order to convert shares of the ESOP Convertible Preferred Stock, the holder thereof shall (a) deliver a properly completed and duly executed written notice of election to convert specifying the number of the shares of the ESOP Convertible Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued to the Corporation at its principal office or at the office of any agency which may be maintained for such purpose (the "Conversion Agent"), (b) surrender the certificate for such shares of ESOP Convertible Preferred Stock to the Corporation or the Conversion Agent, accompanied, if so required by the Corporation or the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the Conversion Agent duly executed by the holder or his attorney duly authorized in writing, and (c) pay any transfer or similar tax required by paragraph
(7)(viii).

         (iii) (a) Conversion shall be deemed to have been effected at the close of business on the date (the "Conversion Date") on which the Corporation or the Conversion Agent shall have received the notice of election to convert, the surrendered certificate, any required payments and all other required documents. Immediately upon conversion, the rights of the holders of converted shares of ESOP Convertible Preferred Stock shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of ESOP Convertible Preferred Stock shall be treated for all purposes as having become the record owners of such shares of Common Stock but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record on any date prior to the Conversion Date. Conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record of the Common Stock at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice and any required payments received by the Corporation.

         (b) As promptly as practicable after the Conversion Date, the Corporation shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to or upon the written order of the holder of the surrendered shares of ESOP Convertible Preferred Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which such shares of ESOP Convertible Preferred Stock have been converted in accordance with the provisions of this paragraph (7), and any cash payable in respect of fractional shares as provided in paragraph (7)(iv).

         (c) Upon the surrender of a certificate representing shares of ESOP Convertible Preferred Stock that is converted in part, the Corporation shall issue or cause to be issued for the holder a new certificate representing shares of ESOP Convertible Preferred Stock equal in number to the unconverted portion of the shares of ESOP Convertible Preferred Stock represented by the certificate so surrendered.

         (iv) (a) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of ESOP Convertible Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of ESOP Convertible Preferred Stock, the Corporation shall either (A) pay to the holder of such share (a "Fractional Shareholder") an amount in cash (computed to the nearest cent) equal to the Fair Market Value thereof (as defined in paragraph (7)(vi)(e)) on the business day next preceding the Conversion Date or
(B) follow the procedures set forth in paragraph (7)(iv)(b). If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate stated value of the shares of ESOP Convertible Preferred Stock so surrendered.

         (b) The Corporation may, in lieu of paying cash to Fractional Shareholders as provided in paragraph (7)(iv)(a), issue, in full payment of the Corporation's obligation with respect to such fractional interests, shares of Common Stock equal to the aggregate of such fractional interests of such Fractional Shareholder and other Fractional Shareholders (aggregated over a reasonable period of time, but not in any event more than 20 business days, and rounded upwards to the nearest whole share) to an agent (which, without limiting the generality of the foregoing, may be the trustee under the Plan or Program, the Corporation or the Conversion Agent) (the "Transfer Agent") appointed by the Corporation for such Fractional Shareholders for sale promptly by the Transfer Agent on behalf of the Fractional Shareholders. The Transfer Agent will remit promptly to such Fractional Shareholders their proportionate interest in the net proceeds (following the deduction of applicable transaction costs and computed to the nearest cent) from such sale.

         (v) The holders of shares of ESOP Convertible Preferred Stock at the close of business on a record date for an ESOP Convertible Preferred Stock dividend (including a Dividend Payment Record Date) shall be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date occurring between such record date and the corresponding dividend payment date (including a corresponding Dividend Payment
Date) shall not be entitled to receive such dividend on such dividend payment date (including a Dividend Payment Date) but instead will receive accrued and unpaid dividends to such redemption date) on the corresponding dividend payment date (including a Dividend Payment Date) notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such dividend payment date (including a Dividend Payment Date).

         (vi) The Conversion Price shall be subject to adjustment as follows:

         (a) If the Corporation shall (v) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to all holders of its Common Stock in shares of Common Stock, (w) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (x) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (y) issue by reclassification of its shares of Common Stock other securities of the Corporation, then the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any shares of ESOP Convertible Preferred Stock thereafter converted shall be entitled to receive the number and kind of shares of Common Stock or other securities that the holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of ESOP Convertible Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (7)(vi)(a) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

         (b) If the Corporation shall issue to all holders of its Common Stock rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock at a price per share that is lower than the then Fair Market Value per share of Common Stock (as defined in paragraph (7)(vi)(e) below) at the record date mentioned below, the Conversion Price shall be adjusted in accordance with the following formula:

                                                  NXP
                                            O + (------)
                                                   M
                                      AC = CX------------

                                                 O + N

         where

         AC = the adjusted Conversion Price.
         C = the current Conversion Price.
         O = the number of shares of Common Stock outstanding on the issue date. N = the number of additional shares of Common Stock offered.
         P = the offering price per share of the additional shares.
         M = the Fair Market Value per share of Common Stock on the issue date.

The adjustment shall be made successively whenever any such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options, warrants or convertible or exchangeable securities. Upon the expiration of any such rights, options, warrants or convertible or exchangeable securities, if any thereof shall not have been exercised, then the Conversion Price shall be increased by the amount of the initial adjustment of the Conversion Price pursuant to this paragraph
(7)(vi)(b) in respect of such expired rights, options, warrants or convertible or exchangeable securities.

         (c) In case the Corporation shall distribute to all holders of its outstanding Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding ordinary cash dividends, which may be an initial cash dividend, payable out of consolidated earnings or earned surplus (both of which to be calculated for these purposes excluding charges for amortization of goodwill and other intangibles) and dividends or distributions referred to in paragraphs (7)(vi)(a) and (b) above and, after the Adjustment Date, excluding all cash dividends) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in paragraph (7)(vi)(b) above) (any of the foregoing being hereinafter in this paragraph (7)(vi)(c) called the "Securities or Assets"), then in each such case, unless the Corporation elects to reserve shares or other units of such Securities or Assets for distribution to the holders of the ESOP Convertible Preferred Stock upon the conversion of the shares of ESOP Convertible Preferred Stock so that any such holder converting shares of ESOP Convertible Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities or Assets which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities or Assets, converted its shares of ESOP Convertible Preferred Stock into Common Stock, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Fair Market Value per share (as defined in paragraph
(7)(vi)(e) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive, final and binding) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and of which the denominator shall be the Fair Market Value per share of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution, except as provided in paragraph (7)(vi)(h) below.

         (d) If the Corporation shall, after the date hereof, sell and issue any shares of Common Stock, rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares of Common Stock, rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock issued in any of the transactions described in paragraphs (7)(vi)(a) and (7)(vi)(b) above; (ii) stock options and shares of Common Stock issued to, or issuable upon the exercise of stock options granted to or to be granted to, employees or directors of the Corporation or its subsidiaries; (iii) shares of Common Stock issuable upon exercise of warrants previously issued; (iv) shares issued upon conversion of the Senior Converting Debentures Due 2009 of the Corporation; and (v) shares issued upon conversion of shares of ESOP Convertible Preferred Stock), at a price per share (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Corporation in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the then Fair Market Value per share of Common Stock immediately prior to such sale and issuance, then in each case the Conversion Price shall be adjusted in accordance with the following formula:

                                                  NXP
                                            O + (------)
                                                   M
                                      AC = CX------------
                                                 O + N

where

         AC = the adjusted Conversion Price.
         C = the current Conversion Price.
         O = the number of shares of Common Stock outstanding on the issue date. N = the number of additional shares of Common Stock offered.
         P = the offering price per share of the additional shares.
         M = the Fair Market Value per share of Common Stock on the issue date.

For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance, and the consideration received or receivable by the Corporation therefor shall be deemed to be the consideration received or receivable by the Corporation (plus any discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock purchasable thereby. In case the Corporation shall (i) sell and issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent or (ii) sell and issue shares of Common Stock together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share" and the "consideration received or receivable by the Corporation" for purposes of the first sentence and the immediately preceding sentence of this paragraph (7)(vii)(d), the Board of Directors shall determine, in its discretion, the fair market value of said property or the shares of Common Stock then being sold as part of such unit, as the case may be, and such determinations, if made in good faith, shall be conclusive, final and binding. The adjustment shall be made successively whenever any such shares of Common Stock, rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock are issued for less than the Fair Market Value, subject to the exceptions noted above, and shall become effective immediately after the issue date.

         Notwithstanding the foregoing, no adjustments of any kind under this paragraph (7)(vi)(d) shall be made with respect to the sale and issuance by the Corporation of any shares of Common Stock, rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock in connection with either (1) an underwritten public offering or (2) any transaction as to which the Corporation has received a written opinion of a nationally recognized investment bank stating that the transaction is fair to the Corporation from a financial point of view.

         (e) For the purposes of any computation under paragraphs (7)(vi)(b),
(c) and (d) and for the purposes of paragraphs (5)(xi), (7)(iv)(a) and (9)(iii), the Fair Market Value as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer that are traded shall at any date shall be deemed to be the average of the daily closing prices for the twenty (20) consecutive trading days commencing on the thirtieth (30th) trading day prior to the date in question. The closing price for each day shall be (x) if the shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer are listed or admitted to trading on a national securities exchange, the closing price on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in such securities, the last reported sales price regular way on the principal national securities exchange on which such securities are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of stock or the greatest aggregate principal amount of debt securities has been traded during such twenty (20) consecutive trading days), or, if there is no transaction on any such day in any such situation, the mean of the bid and asked prices on such day, or (y) if such securities are not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by NASDAQ or a similar source selected from time to time by the Corporation for the purpose. In the event such closing prices are unavailable, the Fair Market Value shall be deemed to be, subject to applicable law, the fair market value as determined in good faith by the Board of Directors, on the basis of such relevant factors as it in good faith considers, in the reasonable judgment of the Board of Directors, appropriate.

         (f) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this paragraph
(7)(vi)(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph
(7)(vi) shall be made to the nearest one-hundredth of a cent or to the nearest one- hundredth of a share, as the case may be.

         (g) For the purposes of this paragraph (7)(vi) and paragraph (7)(ix), the term "shares of Common Stock" shall mean (x) the class of stock designated as the Common Stock of the Corporation at the date hereof or (y) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraphs (7)(vi)(a) or (c) above, the holders of ESOP Convertible Preferred Stock shall become entitled to receive any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of ESOP Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of ESOP Convertible Preferred Stock contained in this paragraph (7)(vi).

         (h) Notwithstanding the foregoing, in any case in which this paragraph
(7)(vi) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of ESOP Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (7)(iv).

         (i) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this paragraph (7)(vi), the Board of Directors of the Corporation may consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date as is determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph
(7)(vi)(i), and, if so, as to what adjustment should be made and when, shall be conclusive, final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this paragraph (7)(vi), as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

         (vii) Whenever the Conversion Price is adjusted as herein provided, the Chief Financial Officer, Treasurer or Controller of the Corporation shall compute the adjusted Conversion Price in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment. A copy of such certificate shall be filed promptly with any Conversion Agent. Promptly after delivery of any such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of ESOP Convertible Preferred Stock at his last address as shown on the stock books of the Corporation.

         (viii) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of ESOP Convertible Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of ESOP Convertible Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         (ix) (a) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its issued Common Stock held in its treasury, or both, for the purpose of effecting the conversion of the ESOP Convertible Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of the ESOP Convertible Preferred Stock.

         (b) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the Common Stock issuable upon conversion of the ESOP Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

         (8) Voting Rights. (i) The holders of record of shares of ESOP Convertible Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (8) or as otherwise provided by law. The holders of ESOP Convertible Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together with the holders of Common Stock as one class; provided, however, that the ESOP Convertible Preferred Stock shall not be entitled to vote on any increase or decrease in the number of authorized shares of any class or classes of stock. Each share of the ESOP Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of ESOP Convertible Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote; it being understood that whenever the Conversion Price is adjusted as provided in paragraph (7) hereof, the voting rights of the ESOP Convertible Preferred Stock shall also be similarly adjusted.

         (ii) So long as any shares of the ESOP Convertible Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of ESOP Convertible Preferred Stock has been given pursuant to paragraphs (5) and
(6) or paragraph (9)(iii) and cash, Qualifying Employer Securities or shares of Common Stock have been deposited in trust for such redemption), the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of ESOP Convertible Preferred Stock and any other series of Preferred Stock entitled to vote thereon at the time outstanding voting or consenting, as the case may be, together as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, amend the Certificate of Incorporation or this Certificate of Designation so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of shares of ESOP Convertible Preferred Stock.

         (iii) (a) The creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, (b) the creation of any indebtedness of any kind of the Corporation, or (c) subject to paragraph
(8)(i), the increase or decrease in the amount of authorized capital stock of any class, including Preferred Stock, shall not require the consent of the holders of ESOP Convertible Preferred Stock and shall not be deemed to affect materially and adversely the rights, preferences, privileges or voting rights of shares of ESOP Convertible Preferred Stock.

         (9) Consolidation, Merger, etc. (i) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into shares of any successor or resulting company (including the Corporation) that constitute Qualifying Employer Securities that are common stock or common equity with respect to a holder of ESOP Convertible Preferred Stock within the meaning of Section 409(1) of the Code and Section 407(d)(5) of ERISA, or any successor provision of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, then, in such event, the shares of ESOP Convertible Preferred Stock of such holder shall be converted into or exchanged for and shall become preferred shares of such successor or resulting company, having in respect of such company insofar as possible (taking into account, without limitation, any requirements relating to the listing of such preferred shares on any national securities exchange or the qualification of such preferred shares for trading in any over-the-counter market) the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by paragraphs (5) and (6) hereof and this paragraph (9)), and the qualifications, limitations or restrictions thereon, that the ESOP Convertible Preferred Stock had immediately prior to such transaction; provided, however, that after such transaction each share of stock into which the ESOP Convertible Preferred Stock is so converted or for which it is exchanged shall be convertible, pursuant to the terms and conditions provided by paragraph (7) hereof, into the number and kind of Qualifying Employer Securities receivable by a holder of the number of shares of Common Stock into which such shares of ESOP Convertible Preferred Stock could have been converted pursuant to paragraph (7) hereof immediately prior to such transaction and provided, further, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, then such election shall be deemed to be solely for Qualifying Employer Securities (together, if applicable, with a cash payment in lieu of fractional shares) with the effect provided above on the basis of the number and kind of Qualifying Employer Securities receivable by a holder of the number of shares of Common Stock into which the shares of ESOP Convertible Preferred Stock could have been converted pursuant to paragraph
(7) hereof immediately prior to such transaction (it being understood that if the kind or amount of Qualifying Employer Securities receivable in respect of each share of Common Stock upon such transaction is not the same for each such share, then the kind and amount of Qualifying Employer Securities deemed to be receivable in respect of each share of Common Stock for purposes of this proviso shall be the kind and amount so receivable per share of Common Stock by a plurality of such shares). The rights of the ESOP Convertible Preferred Stock as preferred shares of such successor resulting company shall successively be subject to adjustments pursuant to paragraph (7) hereof after any such transaction as nearly equivalent to the adjustments provided for by such paragraph prior to such transaction.

         (ii) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other shares or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of Qualifying Employer Securities that are common stock or common equity (as referred to in paragraph (9)(i)) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of ESOP Convertible Preferred Stock shall, without any action on the part of the Corporation or any holder thereof but subject to paragraph (9)(iii) and (9)(iv), be automatically converted immediately prior to the consummation of such merger, consolidation or similar transaction into shares of Common Stock at the conversion rate then in effect so that each share of ESOP Convertible Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of shares, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of ESOP Convertible Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of shares, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of shares, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of shares, securities, cash or other property receivable upon such transaction for each non- electing share shall be the kind and amount so receivable per share by a plurality of non-electing shares).

         (iii) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph (9)(ii), then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of ESOP Convertible Preferred Stock and the Corporation shall have the right to elect, to the extent permitted by applicable law, by written notice to the holders, to redeem such ESOP Convertible Preferred Stock upon consummation of such transaction (if and when such transaction is consummated), out of funds legally available therefor, in lieu of any cash or other securities which such holder would otherwise be entitled to receive under paragraph (9)(ii) hereof, for the amount payable in respect of shares of ESOP Convertible Preferred Stock upon a redemption by the Corporation pursuant to paragraph (5)(i) hereof, which amount may be paid in cash or in shares of Common Stock or common stock of the successor of the Corporation or in Qualifying Employer Securities of the Corporation or the successor of the Corporation or in any combination thereof, any such shares and Qualifying Employer Securities to be valued for such purpose at their Fair Market Value (as defined in paragraph
(7)(vi)(e). No such notice of redemption shall be effective unless given to the holders prior to the close of business of the tenth (10th) business day prior to consummation of such transaction, unless the holders shall waive such prior notice, but any notice or redemption so given prior to such time may be withdrawn by notice of withdrawal given to the holders prior to the close of business on the tenth (10th) business day prior to consummation of such transaction.

         (iv) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph (9)(ii) and the Corporation shall not elect pursuant to paragraph
(9)(iii) to redeem the ESOP Convertible Preferred Stock, to the extent permitted by applicable law, each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), out of funds legally available therefor, from the Corporation or the successor of the Corporation, in redemption of such ESOP Convertible Preferred Stock, in lieu of any cash or other securities which such holder would otherwise be entitled to receive under paragraph (9)(ii) hereof, a cash payment equal to the amount payable in respect of shares of ESOP Convertible Preferred Stock upon a redemption by the Corporation pursuant to paragraph (5)(i) hereof. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business of the fifth (5th) business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice or redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth (5th) business day prior to consummation of such transaction.

         (10) Limitations. Except as may otherwise be required by law, the shares of ESOP Convertible Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.

                                  ARTICLE FIFTH

         The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

                                  ARTICLE SIXTH

         Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates but does not further amend the provisions of the Corporation's Restated Certificate of Incorporation, as heretofore amended and supplemented, there being no discrepancy between these provisions and the provisions of this Restated Certificate of Incorporation, and having been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, has been executed this ____ day of December, 1998.

                                        RJR NABISCO HOLDINGS CORP.


                                        By:
                                            --------------------------------
                                            H. Colin McBride
                                            Senior Vice President and Secretary

[CORPORATE SEAL]

Attest:


By:
    --------------------------------
    Suzanne P. Jenney
    Assistant Secretary


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